UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2010

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of February 22, 2010, Corinthian Colleges, Inc. (the "Company") and its wholly-owned subsidiary, Everest Colleges Canada, Inc., increased by $35 million the aggregate capacity under their previously-disclosed syndicated Third Amended and Restated Credit Agreement (the "Credit Facility") with Bank of America, N.A., as Domestic Administrative Agent, Domestic Swing Line Lender and Domestic L/C Issuer, Bank of America, N.A., acting through its Canada Branch, as Canadian Administrative Agent, Canadian Swing Line Lender and Canadian L/C Issuer, U.S. Bank National Association, as Syndication Agent, and Union Bank, N.A., as Documentation Agent, and each Lender from time to time party thereto. The increase in Credit Facility capacity was achieved through the additional commitments of $5 million by each of Union Bank, N.A. and The Northern Trust Company, as well as the new commitment and joinder by SunTrust Bank as a lender under the Credit Facility with a commitment of $25 million. The Credit Facility, as increased pursuant to the additional commitments, now includes a $295 million U.S. facility and a $20 million Canadian facility.

The material terms of the Credit Facility were initially described in a Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2009, and the Credit Facility was filed as Exhibit 10.1 to that report.

Additionally, on February 22, 2010, the Company’s wholly-owned subsidiary, Heald Real Estate, LLC ("Heald Real Estate"), entered into an Amendment No. 2 and Waiver ("Amendment No. 2") with Bank of America, N.A. ("BofA"), amending the terms of Heald Real Estate’s previously-disclosed term loan credit facility (the "Mortgage Facility") with BofA that is secured by real estate of Heald Real Estate and guarantied by Heald Capital, LLC and Heald Education, LLC (both of which are wholly-owned subsidiaries of the Company), and the Company.

Pursuant to the terms of Amendment No. 2, Bank of America waived compliance with all covenants and defaults under the Mortgage Facility except for the requirement that Heald Real Estate continue making regularly scheduled payments under the Mortgage Facility. Pursuant to Amendment No. 2, in the event that (i) at least one additional lender agrees to assume at least $8 million of the loans outstanding under the Mortgage Facility, and (ii) either Heald Real Estate prepays or an additional lender (other than the lender described in the preceding clause) agrees to assume approximately $7.1 million of the loans outstanding under the Mortgage Facility, each by not later than March 31, 2010, the parties have agreed to amend and restate the Mortgage Facility to align the covenants and defaults under the Mortgage Facility to substantially parallel those provisions in the Company’s Credit Facility. If the amendment and restatement of the Mortgage Facility does not occur by March 31, 2010, Heald Real Estate will be required to pay off, and thus terminate, the Mortgage Facility.

The description of Amendment No. 2 contained in this report is qualified in its entirety by reference to the full text of such amendment filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

February 26, 2010	By:	Stan A. Mortensen

Name: Stan A. Mortensen
Title: Executive Vice President and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 2 and Waiver, dated as of February 22, 2010, by and among Heald Real Estate, LLC, Heald Capital, LLC, and Bank of America, N.A.